                                                               (EXHIBIT (99.3)


                                  ANNUAL REPORT
                                  -------------







                        Pursuant to Section 15(d) of the
                             Securities Act of 1934








                            For the Fiscal Year Ended
                                December 31, 1993



                                  -------------





                  RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN
         (Formerly The Badger Company, Inc. Savings and Investment Plan)
           ----------------------------------------------------------

                        REPORT OF INDEPENDENT ACCOUNTANTS



   To the Board of Directors
   Raytheon Company:

         We have audited the accompanying statements of net assets available for plan benefits of the Raytheon Employee Savings and Investment Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Raytheon Employee Savings and Investment Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.



   Boston, Massachusetts   COOPERS & LYBRAND
   June 17, 1994

                  RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        as of December 31, 1993 and 1992

                                    --------


                                                1993             1992
                                                ----             ----
   Assets:
     Investments, at fair value
         (Notes B, E, F and G)               $2,050,725        $12,380,514

     Receivables:
       Accrued investment income                      9              7,941
       Employee deferrals                         9,278             19,389

     Loans receivable from participants         570,868            320,932

     Cash and cash equivalents                    3,369             35,890
                                             ----------        -----------
         Total assets                         2,634,249         12,764,666
                                             ----------        -----------
   Liabilities:
     Payable for outstanding purchases             -                 4,160
     Administrative expenses                     14,047             19,305
                                             ----------        -----------
         Total liabilities                       14,047             23,465
                                             ----------        -----------
   Net assets available for plan benefits    $2,620,202        $12,741,201
                                             ==========        ===========



   The accompanying notes are an integral part of the financial statements.

                  RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

                       STATEMENTS OF CHANGES IN NET ASSETS
                           AVAILABLE FOR PLAN BENEFITS

              for the years ended December 31, 1993, 1992 and 1991
                                     -------


                                       1993        1992        1991
                                       ----        ----        ----
   Additions to net assets
         attributable to:
     Investment income
         (Notes B, E and G):
       Change in appreciation
           (depreciation) of
           investments                 $   574,501   $   569,029   $  419,848
       Interest                            180,700       395,692     283,186
       Dividends                            68,660       133,475       91,568
       Capital gains distributions           1,937         -            -
                                       -----------   -----------   ----------
                                           825,798     1,098,196     794,602

     Employee deferrals                  1,562,048     4,720,729    2,354,475

     Transfers in (Note A)               2,395,136         -            -
                                       -----------   -----------   ----------
         Total additions                 4,782,982     5,818,925    3,149,077
                                       -----------   -----------   ----------
   Deductions from net assets
         attributable to:
     Benefits to and withdrawals by
         participants                      220,371       340,476      215,019
     Administrative expenses                14,230        22,255        2,765
     Transfers out (Note A)             14,669,380          -            -
                                       -----------   -----------   ----------
         Total deductions               14,903,981       362,731     217,784
                                       -----------   -----------   ----------

   Increase (decrease) in net assets   (10,120,999)    5,456,194    2,931,293

   Net assets, beginning of year        12,741,201     7,285,007    4,353,714
                                       -----------   -----------   ----------
   Net assets, end of year             $ 2,620,202   $12,741,201   $7,285,007
                                       ===========   ===========   ==========

   The accompanying notes are an integral part of the financial statements.

                  RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS

                                     -------

   A.    Description of Plan:

         General

         The Raytheon Employee Savings and Investment Plan (the "Plan"), formerly The Badger Company, Inc. Savings and Investment Plan is a defined contribution plan. Through May 12, 1993, the Plan covered certain employees of Raytheon Engineers and Constructors, Inc., a wholly-owned subsidiary of Raytheon Company. On that day, the accounts of all participants in the plan were transferred to the Raytheon Savings and Investment Plan. The Plan was inactive until October 1, 1993. Effective October 1, 1993 and November 1, 1993, the Plan was amended to cover the employees of the Raytheon Support Services Company and the Range Systems Engineer Support Company, respectively, wholly-owned subsidiaries of Raytheon Company (the "Company"). On those days, the accounts of all these participants were transferred from the Raytheon Savings and Investment Plan into the Plan. To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short and long-term investment objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under Sections 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The total number of participants in the Plan as of December 31, 1993 and 1992 were 138 and 1,042, respectively. Participants by funds were as follows as of December 31, 1993:

               Guaranteed Income Fund        114
               Equity Fund                    78
               Raytheon Common Stock Fund     57
               Stock Index Fund               48
               Balanced Fund                  38

         Effective July 31, 1992, the Plan's investments were combined with the investments of other similar defined contribution plans of Raytheon Company and Subsidiaries Consolidated into the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust"). The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

         Contributions and Deferrals

         Eligible employees are allowed to defer to the Plan up to 15% of their salaries. There were no employer contributions during the year. As of December 31, 1993 the annual employee deferral cannot exceed $8,994. Effective August 1, 1991, rollover contributions from other qualified plans were accepted by the Plan. Participants may invest their deferrals in increments of 10% in any combination of five funds: (a) a Guaranteed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares of Raytheon Company Common Stock, (d), a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, and (e) a Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments. Dividends and distributions from investments of the Raytheon Common Stock Fund, the Equity Fund and the Balanced Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

         Participant Accounts

         Each participant's account is credited with the participant's deferral and an allocation of Plan earnings. Plan earnings are allocated based on account balances by fund.

         Vesting

         Participants are immediately vested in their voluntary deferrals plus actual earnings thereon.

         Benefits and Withdrawals

         A participant may withdraw all or part of deferrals and related earnings upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or part of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution to January of the following year.

         Loans to Participants

         A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half (1/2) of the participant's account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the WALL STREET JOURNAL on the first business day in June and December of each year. Loans must be repaid over a period of up to five years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

         Administrative expenses

         Substantially all expenses of administering the Plan are paid by the Plan.

   B.    Summary of Significant Accounting Policies:

         The Plan's guaranteed income contracts are valued at cost, defined as net employee deferrals plus interest earned at contracted rates, which approximates fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stocks) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.
         Security transactions are recorded on trade date. Except for its guaranteed income contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

         The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

         Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

   C.    Federal Income Tax Status:

         The Plan is a "qualified cash or deferred arrangement" within the meaning of Section 401(k) of the Code. The Company has received a favorable determination letter from the Internal Revenue Service which states that the Plan is qualified under Sections 401(a) and 401(k) of the Code. The Plan obtained its latest determination letter in 1989, in which the Internal Revenue Service stated that the Plan, as then designated, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

   D.    Plan Termination:

         Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants are 100% vested in their accounts.

   E.    Guaranteed Income Contracts (GICs):

         The Plan holds three collateralized fixed income investment portfolios (with no expiration date), two of which are managed by insurance companies and one of which is managed by an investment management firm. The credited interest rates will be adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annual rates were 5.80%, 6.34% and 6.28% and the effective annual rates were 5.97%, 6.55% and 6.48%, respectively, at December 31, 1993. The values of the portfolios managed by Metropolitan Life Insurance Company, The Prudential Asset Management Company and Banker's Trust were $445,527, $307,519 and $515,417, respectively, at December 31,
         1993. The values of GICs held with Metropolitan Life Insurance Company and Loomis, Sayles & Company were $1,542,769 and $4,912,478, respectively, at December 31, 1992.

   F.    Related Party Transactions:

         In accordance with the provisions of the Plan, State Street Bank and Trust Company (the "Trustee") acted as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock until July 31, 1992. Effective, July 31, 1992, Fidelity Management Trust Co. (the "Trustee") acts as the Plan's agent for purchases and sales of Raytheon Company Common Stock. For the years ended December 31, 1993, 1992 and 1991, purchases of Raytheon Company Common Stock amounted to $119,832, $472,884, and $212,293, respectively. Sales of Raytheon Company Common Stock amounted to $27,516, $5,293 and $147,620 in 1993, 1992 and 1991, respectively.
         PAGE 9


   G.    Fund Data:

         The following is a summary of net assets available for plan benefits by fund as of December 31:
                                                                     1993
                                       --------------------------------------------------------------------------
                                       Guaranteed              Raytheon    Stock
                                         Income    Equity       Common     Index       Balanced    Loan
                                          Fund      Fund       Stock Fund  Fund          Fund      Fund        Total
                                       ----------  ------      ----------  -----       --------    ----        -----
   Assets:
     Investments, at fair value:
       Guaranteed Income Contracts      $1,268,463                                                             $1,268,463
         Fidelity Equity Income Fund
               (12,184 shares)               -     $412,320                                                       412,320
         Raytheon Company Common Stock
               (2,316 shares)                -         -       $152,827                                           152,827
         BT Pyramid Equity Index Fund
               (165 shares)                  -         -           -       $163,101                               163,101
         Fidelity Balanced Fund
               (4,034 shares)                -         -           -           -       $54,014                     54,014
                                       ----------  --------    --------    --------    -------                 ----------
               Total investments        1,268,463   412,320     152,827     163,101     54,014                  2,050,725

   Receivables:
     Accrued investment income               -         -              4           5       -                             9
     Employee deferrals                     3,047     2,726         907       1,105      1,493                      9,278

   Loans receivable from
         participants                        -         -           -           -          -       $570,868        570,868

   Cash and cash equivalents                 -         -          1,853       1,516       -           -             3,369
                                       ----------  --------    --------    --------    -------    --------     ----------
         Total assets                   1,271,510   415,046     155,591     165,727     55,507     570,868      2,634,249

P

   Liabilities:
     Administrative expenses                8,692     2,822       1,037        1,118        378        -            14,047
                                       ----------  --------    --------     --------    -------    --------     ----------
         Total liabilities                  8,692     2,822       1,037        1,118        378        -            14,047
                                       ----------  --------    --------    --------    -------    --------     ----------
   Net assets available for plan
         benefits                      $1,262,818  $412,224    $154,554    $164,609    $55,129    $570,868     $2,620,202
                                       ==========  ========    ========    ========    =======     ========    ==========
   G.    Fund Data, continued:

         The following is a summary of net assets available for plan benefits by fund as of December 31:

                                                                       1992
                                        ---------------------------------------------------------------------------
                                       Guaranteed              Raytheon    Stock
                                         Income    Equity       Common     Index       Loan
                                          Fund      Fund       Stock Fund  Fund        Fund           Total
                                       ----------  ------      ----------  -----       ----           -----
   Assets:
     Investments, at fair value:
       Guaranteed Income Contracts     $6,455,247                                                    $ 6,455,247
       Fidelity Equity Income Fund
         (116,224 shares)                    -     $3,371,666                                          3,371,666
       Raytheon Company Common Stock
         (22,534 shares)                     -           -     $1,154,852                              1,154,852
       BT Pyramid Equity Index Fund
         (1,559 shares)                      -           -           -     $1,398,749                  1,398,749
                                       ----------  ----------  ----------   ----------               -----------
         Total investments              6,455,247   3,371,666   1,154,852   1,398,749                 12,380,514

     Receivables:
       Accrued investment income             -           -          7,884           57                      7,941
       Employee deferrals                  8,278        2,970       1,925        6,216                     19,389

     Loans receivable from participants       -           -           -            -      $320,932         320,932
         PAGE 11

     Cash and cash equivalents               -           -         15,923      19,967      -              35,890
                                       ----------  ----------  ----------  ----------   --------     -----------
         Total assets                   6,463,525   3,374,636   1,180,584   1,424,989    320,932      12,764,666
                                       ----------  ----------  ----------  ----------   --------     -----------
   Liabilities:
     Payable for outstanding purchases       -           -          4,160         -          -              4,160
     Administrative expenses               10,058       5,296       1,785        2,166       -             19,305
                                       ----------  ----------  ----------   ---------- --------      -----------
         Total liabilities                 10,058       5,296       5,945        2,166       -             23,465
                                       ----------  ----------  ----------   ----------  --------      -----------
   Net assets available for plan
         benefits                      $6,453,467  $3,369,340  $1,174,639  $1,422,823  $320,932      $12,741,201
                                       ==========  ==========  ==========  ==========  ========      ===========


   G.    Fund Data, continued:

         The following is a summary of changes in net assets available for plan benefits by fund for the year ended
         December 31:
   1993
                                       --------------------------------------------------------------------------------
                                       Guaranteed         Raytheon   Stock
                                         Income    Equity        Common    Index       Balanced       Loan
                                          Fund      Fund       Stock Fund  Fund          Fund         Fund           Total
                                       ----------  ------      ----------  -----       --------       ----           -----
   Additions to net assets
         attributable to:
     Investment income:
       Change in appreciation
         (depreciation) of
         investments                               $  327,371  $  146,707  $   66,946  $ 33,424                $   574,501
       Interest                        $  180,677        -            23           53      -                       180,700
       Dividends                             -         37,057      27,111        -        4,492                     68,660
       Capital gains distributions           -          1,413        -           -          524                      1,937
                                       ----------  ----------  ----------  ----------  --------                -----------
                                          180,677     365,841     173,841      66,999    38,440                    825,798


     Employee deferrals                   700,632     460,542     105,678     242,676    52,520                  1,562,048
     Transfers in                       1,244,727     392,045     130,208     156,134    43,348    $428,674      2,395,136
                                       ----------  ----------  ----------  ----------  --------    --------    -----------
                                        1,945,359     852,587     235,886     398,810    95,868     428,674      3,957,184
                                       ----------  ----------  ----------  ----------  --------    --------    -----------
         Total additions                2,126,036   1,218,428     409,727     465,809   134,308     428,674      4,782,982
                                       ----------  ----------  ----------  ----------  --------    --------    -----------

   Deductions from net assets
         attributable to:
     Benefits to and withdrawals
         by participants                  145,078      40,595      17,728      16,240       730        -           220,371
     Administrative expenses                8,814       2,853       1,052       1,130       381        -            14,230
     Transfers out                      6,712,769   4,260,265   1,313,252   1,617,788   397,849     367,457     14,669,380
                                       ----------  ----------  ----------  ----------  --------    --------    -----------
         Total deductions               6,866,661   4,303,713   1,332,032   1,635,158   398,960     367,457     14,903,981
                                       ----------  ----------  ----------  ----------  --------    --------    -----------
   Interfund transfers                   (360,743)    208,560     (84,561)    (72,040)  308,784        -              -
   Loans to participants                 (214,685)   (141,953)    (37,483)    (47,436)     (678)    442,235           -
   Repayment of loan principal            125,404      61,562      24,264      30,611    11,675    (253,516)          -
                                       ----------  ----------  ----------  ----------  --------    --------    -----------
   Increase (decrease)
         in net assets                 (5,190,649) (2,957,116) (1,020,085) (1,258,214) 55,129      249,936     (10,120,999)
   Net assets, beginning of year        6,453,467   3,369,340   1,174,639   1,422,823    -         320,932      12,741,201
                                       ----------  ----------  ----------  ----------  --------    --------    -----------
   Net assets, end of year             $1,262,818  $  412,224  $  154,554  $  164,609  $ 55,129    $570,868    $ 2,620,202
                                       ==========  ==========  ==========  ==========  ========    ========    ===========

   G.    Fund Data, continued:

         The following is a summary of changes in net assets available for plan benefits by fund for the year ended
         December 31:
                                                                       1992
                                       -------------------------------------------------------------------------
                                       Guaranteed               Raytheon   Stock
                                         Income    Equity        Common    Index       Loan
                                          Fund      Fund       Stock Fund  Fund        Fund              Total
                                       ----------  ------      ----------  -----       ----              -----
   Additions to net assets
         attributable to:
         PAGE 13     Investment income:       Change in appreciation
         (depreciation) of
         investments                               $  272,416  $  198,244  $   98,369              $   569,029
     Interest                          $  395,024          54        365          249                  395,692
     Dividends                               -        106,862      26,613        -                     133,475
                                       ----------  ----------  ----------  ----------              -----------
                                          395,024     379,332     225,222      98,618                1,098,196
                                       ----------  ----------  ----------  ----------              -----------
     Employee deferrals                 2,426,749   1,119,275     373,621     801,084                4,720,729
                                       ----------  ----------  ----------  ----------              -----------
         Total additions                2,821,773   1,498,607     598,843     899,702                5,818,925
                                       ----------  ----------  ----------  ----------              -----------
   Deductions from net assets
        attributable to:
     Benefits to and withdrawals
         by participants                  214,015      85,937      24,871      15,653                  340,476
     Administrative expenses               11,606       6,053       2,253       2,343                   22,255
                                       ----------  ----------  ----------  ----------              -----------
         Total deductions                 225,621      91,990      27,124      17,996                  362,731
                                       ----------  ----------  ----------  ----------              -----------
   Interfund transfers                   (260,392)    129,701     (90,118)    220,809                    -
   Loans to participants                 (189,221)    (74,432)    (20,587)    (33,243) $317,483          -
   Repayment of loan principal             40,057      26,580       5,565      14,641   (86,843)         -
                                       ----------  ----------  ----------  ----------  --------    -----------
   Increase in net assets               2,186,596   1,488,466     466,579   1,083,913   230,640      5,456,194
   Net assets, beginning of year        4,266,871   1,880,874     708,060     338,910    90,292      7,285,007
                                       ----------  ----------  ----------  ----------  --------    -----------
   Net assets, end of year             $6,453,467  $3,369,340  $1,174,639  $1,422,823  $320,932    $12,741,201
                                       ==========  ==========  ==========  ==========  ========    ===========
         PAGE 14   G.
         The following is a summary of changes in net assets available for plan benefits by fund for the year ended
         December 31:
                                       1991
                                       ------------------------------------------------------------------------
                                       Guaranteed         Raytheon   Stock
                                         Income    Equity        Common    Index       Loan
                                          Fund      Fund       Stock Fund  Fund        Fund              Total
                                       ----------  ------      ----------  -----       ----              -----
   Additions to net assets
         attributable to:
     Investment income:
       Change in appreciation
         (depreciation) of
         investments                               $  283,032  $ 95,716    $ 41,100                      $  419,848
       Interest                        $  282,797          30       324          35                         283,186
       Dividends                             -         72,934    18,634        -                             91,568
                                       ----------  ----------  --------    --------                      ----------
                                          282,797  355,996     114,674       41,135                         794,602
                                       ----------  ----------  --------    --------                      ----------
     Employee deferrals                 1,446,763     541,378   205,930     160,404                       2,354,475
                                       ----------  ----------  --------    --------                      ----------
         Total additions                1,729,560     897,374   320,604     201,539                       3,149,077
                                       ----------  ----------  --------    --------                      ----------
   Deductions from net assets
         attributable to:
     Benefits to and withdrawals
         by participants                  144,165      39,321    28,877       2,656                         215,019
     Administrative expenses                1,570         673       477          45                           2,765
                                       ----------  ----------  --------    --------                      ----------
         Total deductions                 145,735      39,994    29,354       2,701                         217,784
                                       ----------  ----------  --------    --------                      ----------
   Interfund transfers                     44,461    (105,252) (79,155)     139,946                            -
   Loans to participants                  (52,653)    (23,906)  (8,767)      (1,222)   $86,548                 -
   Repayment of loan principal             32,127      11,486    3,120        1,348    (48,081)                -
                                       ----------  ----------  --------    --------    -------           ----------
   Increase in net assets               1,607,760     739,708   206,448     338,910     38,467            2,931,293
   Net assets, beginning of year        2,659,111   1,141,166   501,612        -        51,825            4,353,714
                                       ----------  ----------  --------    --------    -------           ----------
   Net assets, end of year             $4,266,871  $1,880,874  $708,060    $338,910    $90,292           $7,285,007
                                       ==========  ==========  ========    ========    =======           ==========
         PAGE 15


         PAGE 16

   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Raytheon Employee Savings and Investment Plan (formerly The Badger
   Company, Inc. Savings and Investment Plan) has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


   RAYTHEON EMPLOYEE SAVINGS AND INVESTMENT PLAN


   BY    /s/ Frank D. Umanzio
         Frank D. Umanzio
         Vice President - Human Resources


   DATE  June 30, 1994

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